Exhibit 99.1

10172 Linn Station Road Louisville, Kentucky 40223 (502) 426-4800
Contact: Gregory A. Wells, Executive Vice President and CFO	Date: March 20, 2006

NTS Realty Holdings Limited Partnership Announces First Quarter Distribution and Sets Annual Meeting Date

Louisville, KY (March 20, 2006) (AMEX: NLP) – NTS Realty Holdings Limited Partnership (the “Company”) announced today that the board of directors of its managing general partner, NTS Realty Capital, Inc., approved a quarterly distribution of $0.10 per unit on the Company’s limited partnership units. The distribution will be paid on April 14, 2006, to limited partners of record at the close of business on March 31, 2006. A spokesperson for the Company indicated that, “For tax purposes, the amount of the Company’s annual distribution may not exceed the Company’s net cash flow from operations. As a result, and consistent with the Company’s actions in 2005, the amount of the Company’s quarterly distributions during the first three quarters of 2006 may be adjusted to ensure continued compliance with these tax law requirements.” The spokesperson also indicated that, “The amount of any future distributions will be subject to the performance of the Company’s properties, its potential acquisitions, the need for cash reserves and other factors. In addition, the actual amount and timing of all future distributions must be approved by the managing general partner’s board of directors.”

The board of directors also established that the Company’s annual meeting of limited partners will be held on June 13, 2006 at the Holiday Inn Hurstbourne, which is located at 1325 S. Hurstbourne Parkway, Louisville, Kentucky 40222. All limited partners of record as of April 17, 2006, will be invited to attend. More detailed information on the annual meeting will be included in the Company’s definitive proxy statement, which the Company anticipates mailing to limited partners on or before May 1, 2006.

About NTS Realty Holdings Limited Partnership

The Company owns thirty-four properties, comprised of eleven multifamily properties, nineteen office buildings and business centers, three retail properties and one ground lease. The properties are located in and around Louisville and Lexington, Kentucky, Fort Lauderdale, Florida, Indianapolis, Indiana, Atlanta, Georgia, Richmond, Virginia and Nashville, Tennessee. The Company’s limited partnership units are listed on the American Stock Exchange under the trading symbol “NLP.”

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that can be identified by the use of words like “expect,” “may,” “could,” “intend,” “project,” “estimate,” or “anticipate.”

— more —

These forward looking statements, implicitly or explicitly, include assumptions underlying the statements and other information with respect to the Company’s beliefs, plans, objectives, goals, expectations, estimates, intentions, financial condition, results of operations, future performance and business, including its expectation of, and estimates with respect to, revenues, expenses, earnings, return of and on equity, return on assets, asset quality and other financial data and performance ratios. Although the Company believes that the expectations reflected in its forward looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control. Important factors that would cause actual results to differ materially from expectations are disclosed under “Risk Factors” and elsewhere in the Company’s registration statement on Form S-4, which became effective on October 27, 2004.

If one or more of the factors affecting forward looking information and statements proves incorrect, the Company’s actual results of operations, financial condition or prospects could differ materially from those expressed in, or implied by, the forward looking information and statements contained in this press release.

— ### —